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                                                                    Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in the Registration Statements of Ecolab Inc. on Form S-8 (Registration Nos. 2-90702, 33-18202, 33-55986 and 33-56101) of our report dated June 11, 1997 on our audits of the financial statements of the Ecolab Savings Plan as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, and related supplemental schedules as of and for the year ended December 31, 1996, which report is included in this Annual Report on Form 11-K. We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in Registration No. 33-56101, as it relates to the financial statements and related supplemental schedules referred to above and included in this Annual Report on Form 11-K.

                                       /s/Coopers & Lybrand L.L.P.
                                       COOPERS & LYBRAND L.L.P.

Saint Paul, Minnesota
June 27, 1997